Exhibit 10.1

COMCAST CORPORATION

2023 OMNIBUS EQUITY INCENTIVE PLAN

1.       BACKGROUND AND PURPOSE.

(a)       Background. COMCAST CORPORATION, a Pennsylvania corporation, hereby establishes this Comcast Corporation 2023 Omnibus Equity Incentive Plan (the “Plan”). The Plan shall, effective as of the Effective Date, supersede and replace (i) the Comcast Corporation 2002 Restricted Stock Plan (the “RS Plan”) and (ii) the Comcast Corporation 2003 Stock Option Plan (the “Stock Option Plan”), and shall apply to Awards granted on and after the Effective Date.

(b)      Purpose. The purpose of the Plan is to promote the ability of the Company to recruit and retain employees and other eligible service providers and enhance the growth and profitability of the Company by providing the incentive of long-term awards for continued employment or other service and the attainment of performance objectives.

(c)      Grant Documentation. Each Award shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine (an “Award Agreement”). The issuance of Shares under the Plan shall be subject to all of the applicable requirements of the Plan, the applicable Award Agreement, the corporation law of the Company’s state of incorporation and other applicable laws, including applicable securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and Bylaws of the Company, as amended from time to time.

(d)      References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means.

2.       DEFINITIONS.

(a)      “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)      “Award” means an award of Restricted Stock Units, Restricted Stock, Options, SAR, or Other Share-Based Award granted under the Plan.

(c)      “Board” means the Board of Directors of the Company.

(d)      “Cause” has the meaning set forth in the Participant’s applicable employment, severance, consulting or similar agreement with any applicable Participating Company, if any, or if no such definition exists, means (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) self-dealing; (vi) dishonesty; (vii) misrepresentation; (viii) conviction of a crime of a felony; (ix) material violation of any Company policy; (x) material violation of the Company’s Code of Conduct or, (xi) in the case of an employee of a Company who is a party to an employment agreement with a Company, material breach of such agreement.

(e)      “Change in Control” means:

(i)       Except as provided in Section 2(e)(ii), “Change in Control” means the occurrence of any one or more of the following events:

(A)     any person or “group” (as defined in Section 13(d) of the Exchange Act) (each, a “Person”), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Company in office immediately preceding the date on which such Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance);

(B)     at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(C)     the consummation of a merger, consolidation, amalgamation, reorganization or similar business transaction or series of related transactions involving the Company or any of its subsidiaries with any other corporation or entity, which would result in the combined voting power of the Company’s securities entitled to vote generally in the election of directors outstanding immediately prior to such transaction or series of related transactions representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Company or such surviving entity or parent outstanding immediately after such transaction or series of related transactions;

(D)     the consummation of any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Company, in one transaction or a series of related transactions; or

(E)     the approval by the shareholders of the Company of a liquidation or dissolution of the Company.

(ii)     With respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A of the Code), the term “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

(f)      “Code” means the Internal Revenue Code of 1986, as amended.

(g)      “Committee” means the Compensation and Human Capital Committee of the Board or any other committee or subcommittee designated by the Board; provided that all references to the Committee shall be treated as references to the Committee’s delegates with respect to any Award granted within the scope of the delegate’s authority pursuant to Section 5(c).

(h)      “Common Stock” means the Company’s Class A Common Stock, par value, $0.01.

(i)       “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, amalgamation, acquisition of all or substantially all the assets thereof, or otherwise.

(j)       “Date of Grant” means the date on which an Award is granted.

(k)      “DCP” means the Comcast Corporation 2005 Deferred Compensation Plan, and any successor plan thereof.

(l)       “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.

(m)     “Disability” has the meaning set forth in the Participant’s applicable employment, severance, consulting or similar agreement with any applicable Participating Company, if any, or if no such definition exists, means: (i) a Participant’s substantial inability to perform Participant’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any two-calendar year period; or (ii) for any Incentive Stock Option, a disability within the meaning of section 22(e)(3) of the Code.

(n)      “Effective Date” means June 7, 2023, subject to approval by the shareholders of the Company.

(o)      “Eligible Employee” means an employee of a Participating Company or any prospective employee who has accepted an offer of employment from any Participating Company, in each case as determined by the Committee.

(p)      “Fair Market Value” means: (i) if Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date and (ii) if Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with the requirements of Section 409A of the Code. For purposes of Section 9(b) and Section 11 (except to the extent that the Participant pays the full option price and all applicable withholding taxes in cash, by certified check, surrender or attestation to ownership of Shares or via cashless exercise, as described in Section 9(b)(i), (ii), (iii), and (iv) respectively), the Fair Market Value of Shares applied to pay the option price and the Fair Market Value of Shares withheld to pay applicable tax liabilities shall be determined based on the available price of Shares at the time the Option exercise transaction is executed.

(q)     “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the 1933 Act, and any successor registration statement thereunder.

(r)      “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

(s)      “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that, to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

(t)       “Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(u)      “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Participating Company, including an individual who is a member of the Board and who previously was, but at the time of reference is not, an employee of a Participating Company.

(v)      “Non-Qualified Option” means:

(i)       an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

(ii)     an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

(w)     “Option” means any stock option granted under the Plan and described in Section 3(c) or Section 3(d).

(x)      “Other Eligible Service Provider” means (x) any individual, including an advisor, who is providing services to any Participating Company or who has accepted an offer of service or consultancy from any Participating Company and (y) any other service provider eligible to receive grants under a plan that is eligible for registration with the Securities and Exchange Commission on Form S-8.

(y)      “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(z)       “Participant” means an Eligible Employee, Non-Employee Director or Other Eligible Service Provider who is granted an Award under the Plan.

(aa)     “Participating Company” means the Company and each of the Subsidiary Companies.

(bb)     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(cc)     “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(dd)     “Restricted Stock Unit” means a unit that entitles the Participant, upon the Vesting Date set forth in an Award, to receive one Share.

(ee)     “Rule 16b-3” means Rule 16b-3 under the 1934 Act.

(ff)      “SAR” means any right granted pursuant to Section 3(e) to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(gg)     “Section 16 Officer” means an “officer” of the Company, as defined pursuant to Rule 16a-1(f) under the 1934 Act.

(hh)     “Share” or “Shares” means a share or shares of Common Stock, except as otherwise provided in this Section 2(hh). The term “Share” or “Shares” also means such other securities issued by the Company as may be the subject of an adjustment under Section 12.

(ii)       “Subsidiary Companies” means all trades or businesses, whether or not incorporated, that, at the time in question, either (i) are in an unbroken chain of trades or businesses beginning with the Company if, each of the trades or businesses other than the Company in the unbroken chain owns equity interests possessing 50 percent or more of the total combined voting power of all classes of equity interests in one of the other trades or businesses in such chain, or (ii) the accounts of which are otherwise consolidated on the financial statements of the Company.

(jj)      “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by a Participating Company or with which a Participating Company combines.

(kk)     “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

(ll)     “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code; provided that the employer corporation is the Company or a Subsidiary Company.

(mm)   “Termination of Service” means:

(i)      in the case of a Participant who is an Eligible Employee, the cessation of the employment relationship such that the Participant is no longer an employee of any Participating Company (without regard to whether such Participant continues on the Company’s payroll for regular, severance or other pay or continues to participate in one or more health and welfare plans maintained by any Participating Company on the same basis as active employees), as determined in the discretion of the Committee; or

(ii)     in the case of a Participant who is a Non-Employee Director or Other Eligible Service Provider, the date the performance of services for any Participating Company has ended, in each case as determined in the discretion of the Committee;

Notwithstanding the foregoing, (A) in the case of a Participant who is an Eligible Employee, (1) the transfer of employment between two employers, each of which is a Participating Company, or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for a Participating Company as a Non-Employee Director or Other Eligible Service Provider shall not be deemed a cessation of service that would constitute a Termination of Service and (2) a Termination of Service shall be deemed to occur for such Participant if such Participant is employed by, or performing services for, a Subsidiary Company when such Subsidiary Company ceases to be a Subsidiary Company unless otherwise determined in the discretion of the Committee, (B) in the case of a Participant who is a Non-Employee Director, if such a Participant is designated as a Director Emeritus upon cessation of the performance of service as a Non-Employee Director, such Participant shall not be treated as having had a Termination of Service until the Participant’s termination of service as a Director Emeritus, and (C) with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

(nn)     “Third Party” means any Person, together with such Person’s Affiliates; provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(oo)     “Vesting Date” means, as applicable: (i) the date on which the Participant vests in a Restricted Stock Unit, (ii)  the date on which the restrictions imposed on a Share of Restricted Stock lapse or (iii) the date on which the Participant vests in an Option or SAR.

(pp)     “1933 Act” means the Securities Act of 1933, as amended.

(qq)     “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.       RIGHTS TO BE GRANTED. Rights that may be granted under the Plan are:

(a)      Rights to Restricted Stock Units, which give the Participant the right to receive Shares upon a Vesting Date, as set forth in Section 8;

(b)      Rights to Restricted Stock, which give the Participant ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Section 8;

(c)      Incentive Stock Options, which give the Participant who is an employee of a Participating Company the right for a specified time period to purchase a specified number of Shares (to the extent of clause (i) of the definition thereof) for a price, except in the case of Substitute Awards that constitute incentive stock options, not less than the Fair Market Value on the Date of Grant;

(d)      Non-Qualified Options, which give the Participant the right for a specified time period to purchase a specified number of Shares for a price, except in the case of Substitute Awards, not less than the Fair Market Value on the Date of Grant;

(e)      SARs, which give the Participant the right upon exercise or settlement, to receive in cash, Shares or a combination thereof, the excess of (x) the Fair Market Value of one Share on the date of exercise or settlement over (y) the exercise or hurdle price of the right on the date of grant; and

(f)      Other Share-Based Awards as set forth in Section 10.

4.       SHARES SUBJECT TO THE PLAN.

(a)      Shares Available for Grant.

(i)      Shares Available for Issuance. Subject to adjustment as provided in Section 12 and except for Substitute Awards, not more than 275 million Shares, minus the number of Shares subject to any award granted under the RS Plan or the Stock Option Plan after March 31, 2023 and prior to the Effective Date, in the aggregate may be issued under the Plan pursuant to Awards, which shall also be the maximum number of Shares available for issuance pursuant to Incentive Stock Options. Subject to Section 4(a)(ii) and (iii), Shares subject to an Award shall be counted as used only to the extent that they are actually issued; provided that (A) any Shares withheld to satisfy the Participant’s applicable tax withholding obligations or the option price of an Award pursuant to a cashless exercise and (B) any Shares subject to a SAR that are not issued in connection with the settlement of the SAR upon its exercise, shall be considered actually issued for purposes of this Section 4(a)(i) and will not again become available for issuance under the Plan.

(ii)     Shares Returned to the Reserve. If an Award is forfeited, canceled, terminates or expires (including an Option that has not been exercised in full), the Shares underlying such forfeited, canceled, terminated or expired Award shall return to the pool of Shares available for issuance under Section 4(a)(i).

(iii)    Share Recycling Prohibitions. If (A) the Company withholds Shares to satisfy the Participant’s applicable tax withholding obligations in accordance with Section 11 or (B) an Option or SAR covering Shares is exercised pursuant to the cashless exercise provisions of Section 9(b)(iv), such withheld Shares described in clauses (A) and (B), shall not again become available for issuance under the Plan or increase the number of Shares available for issuance under the Plan. In addition, for the avoidance of doubt, no Options or SARs may be granted covering Shares repurchased by the Company on the open market with proceeds, if any, received by the Company on account of payment of the option price for an Option or SAR by Participants.

(b)      Source of Shares. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which a Participating Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant under this Section 4.

5.       ADMINISTRATION AND INTERPRETATION OF THE PLAN.

(a)      Administration. The Plan shall be administered by the Committee; provided that, the rules of the Plan shall apply so that all references in the Plan to the Committee shall be treated as references to either the Board or the Committee acting alone.

(b)      Authority. Subject to the express terms and conditions set forth in the Plan and applicable law, the Committee (or its delegate) shall have full power, authority and discretion to, from time to time:

(i)       select those Employees, Non-Employee Directors and Other Service Providers to whom Awards shall be granted under the Plan;

(ii)      determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;

(iii)     determine the number of Shares to be covered by Awards;

(iv)     determine the terms and conditions of any Award (including the restrictions applicable to such Award and the conditions upon which a Vesting Date shall occur or upon which any Options shall become exercisable) and prescribe the form of each Award Agreement, which need not be identical for each Participant;

(v)      determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended;

(vi)     amend terms or conditions of any outstanding Awards;

(vii)    correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(viii)   interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)     establish, prescribe, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

(x)      make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

All determinations by the Committee shall be final, conclusive and binding on all Persons, including the Participants and their beneficiaries. For the avoidance of doubt, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(c)      Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Awards to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Section 5(c) shall continue in effect until the earliest of:

(i)      such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii)     in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii)    the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

Notwithstanding anything to the contrary herein, the Committee may not delegate to any Person or committee (other than the Board) the authority to grant Awards or amend the terms of any Awards to any Participant then covered by Section 16 of the 1934 Act.

6.       ELIGIBILITY FOR AWARDS.

(a)      Eligibility. Except as set forth under Section 6(b), Awards may be granted to Eligible Employees, Other Eligible Service Providers and Non-Employee Directors who are selected by the Committee for the grant of Awards in its sole discretion. The terms and conditions of (i) Restricted Stock and Restricted Stock Units, (ii) Options and SARs, and (iii) Other Share-Based Awards shall be determined by the Committee, subject to Sections 8, 9 and 10, respectively.

(b)      Incentive Stock Options. An Incentive Stock Option may be granted only to an Eligible Employee of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code). An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Section 9(a) and Section 9(e) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Participant is not an employee of a Company on the Date of Grant.

(c)      Substitute Awards. Holders of equity compensation awards granted by a company that is acquired by a Participating Company (or whose business is acquired by a Participating Company) or with which a Participating Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

7.       AWARDS—in General.

(a)      Time of Grant. All Awards shall be granted on or before the tenth (10th) anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Committee to amend the Plan, shall extend beyond such date.

(b)      Terms of Awards. Each Participant shall be provided with an Award Agreement specifying the terms of such Award, which such terms shall be determined in the discretion of the Committee and in no case inconsistent with the provisions of the Plan. The provisions of Awards need not be the same with respect to each Participant. The Committee shall determine in its discretion and specify in an applicable Award Agreement the vesting schedule (including any service and/or performance-vesting conditions applicable to any Award). Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law. The Committee may impose restrictions on any Award with respect to non-

competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

(c)      Restrictions on Transferability. No Award shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of an Award or by amendment of an Award Agreement, provide that the Award granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award Agreement which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Award shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Awards under the Plan and the Award Agreement. Any person to whom an Award is transferred shall be subject to the terms and conditions of the Plan and the applicable Award Agreement and, in the case of Options, such Person may exercise any such Options only in accordance with the provisions of Section 9(f) and this Section 7(c).

(d)      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)      Rights as Shareholders. A Participant shall not have any rights as a shareholder with respect to any Shares subject to such Participant’s Awards until (i) the applicable Award shall have been vested or exercised, as applicable, in accordance with the terms of the Plan and the applicable Award Agreement, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws, (iv) in the case of Options, the Participant shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and (v) the Participant shall have made arrangements acceptable to the Company for the payment of applicable taxes consistent with Section 11. The inability of either the Company or a Participant, as applicable, to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(f)      Additional Restrictions. All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws (including as set forth in Section 15), and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.       RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee may grant Awards of Restricted Stock and Restricted Stock Units in accordance with the Plan; provided that the Committee may also grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors authorized by the Comcast Corporation Non-Employee Director Compensation Plan, or otherwise. The terms and conditions of Awards of Restricted Stock and Restricted Stock Units shall be set forth in an Award Agreement as determined from time to time by the Committee, consistent, however, with the following and Section 8:

(a)      Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the applicable Award Agreement, (i) an Award of Restricted Stock or Restricted Stock Units shall be subject to such vesting terms and conditions (including service and/or performance-related vesting conditions) as determined in the discretion of the Committee and (ii) a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in an applicable Award Agreement; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Participant is an employee of the Participating Company as of such Vesting Date and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. Unless otherwise determined in the discretion of the Committee or provided in an applicable Award Agreement, in the event of a Participant’s Termination of Service, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Participant and deemed canceled by the Company. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units.

(b)      Rights of the Participant. Participants may have such rights with respect to Shares of Restricted Stock subject to an Award as may be determined by the Committee and set forth in the applicable Award Agreement, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Participant whose Award consists of Restricted Stock Units shall not have the right to vote with respect to such Restricted Stock Units. An Award of Restricted Stock Units may provide that the Participant shall have the right to defer the receipt of Restricted Stock Units granted under such Award pursuant to the DCP, and as provided in the DCP.

(c)      Dividends and Dividend Equivalents. The Committee may, in its discretion, provide for the payment of dividends or dividend equivalents with respect to Shares of Restricted Stock or Restricted Stock Units, which may be paid directly to the Participant, accrued and paid by the Company at such time or times specified in the applicable agreement specifying the terms of an Award, or treated as reinvested in additional Shares of Restricted Stock or additional Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion; provided that such dividends or dividend equivalents shall be subject to any performance or other vesting conditions that apply to the underlying Award, and Participants shall not be paid dividends or dividend equivalents with respect to any Shares of Restricted Stock or any Restricted Stock Units that have not vested.

(d)      Delivery of Shares. For purposes of an Award of Restricted Stock or Restricted Stock Units, the Company may satisfy its obligation to deliver Shares issuable under such Award by arranging for the recording of the Participant’s ownership of Shares issuable under such Award on a book entry recordkeeping system maintained on behalf of the Company. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Participant that a Vesting Date has occurred, and shall deliver to the Participant (or the Participant’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Sections 7(f) or 15). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

9.       OPTIONS AND SARS. All Options and SARs granted to Participants shall be evidenced by an applicable Award Agreement. The terms of each such Award Agreement for any Participant shall be determined from time to time by the Committee, consistent, however, with the following and Section 7:

(a)      Option Price. Except as otherwise provided in Section 16(c), the option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, except in the case of Substitute Awards, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that, with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(b)      Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the applicable Award Agreement:

(i)     In cash;

(ii)    By certified check payable to the order of the Company;

(iii)    By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price; provided that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under Section 16(b) of the 1934 Act to a Participant. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant (or record the equivalent thereof on a book entry recordkeeping system maintained by the Company) representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the applicable Shares underlying the Option subject to payment by the surrender of Shares, accompanied by any necessary stock powers duly endorsed in blank by the record holder of such Shares; and if payment is made in whole or in part by attestation of ownership, the Participant shall attest to ownership of Shares representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Shares underlying the Option subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation of ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv)     Via cashless exercise, such that, subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant Shares having a Fair Market Value at the time of exercise, equal to the excess, if any, of (A) the Fair Market Value of such Shares at the time of exercise of the Option over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Section 11) for such exercise; provided that, in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Participant from its regular payroll or the Participant shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company (as provided in Section 9(c)).

(c)      Recording of Shares Upon Exercise of Options; Payment of Cash. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares following the exercise of Options by arranging for the recording of Participant’s ownership of Shares issuable on the exercise of Options on a book entry recordkeeping system maintained by the Company. Following the exercise of an Option and the satisfaction of the conditions thereof, the Company shall deliver to the Participant the number of whole Shares issuable on the exercise of an Option and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Participant is entitled.

(d)      Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the Award Agreement or as described in Section 9(g)(v)(B). Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following a Participant’s Termination of Service for any reason; provided that:

(i)       In the event of a Participant’s Termination of Service for any reason other than (x) due to death or Disability or (y) for Cause, any Option held by such Participant and which is then exercisable shall be exercisable for a period of 90 days following the date of such Participant’s Termination of Service (unless a longer period is established by the Committee or set forth in an Award Agreement);

(ii)     In the event of a Participant’s Termination of Service due to Disability, any Option held by such Participant and which is then exercisable shall be exercisable for a period of one year following the date of such Participant’s Termination of Service (unless a longer period is established by the Committee or set forth in an Award Agreement);

(iii)     In the event of a Participant’s Termination of Service by reason of such Participant’s death, any Option held at death by such Participant which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee or set forth in an Award Agreement) by the person to whom the rights of the Participant shall have passed by will or by the laws of descent and distribution.

(iv)     In the event that a Participant’s Termination of Service for Cause, each unexercised Option held by such Participant shall automatically terminate and cease to be exercisable as of immediately prior to such Termination of Service; provided further, that in such event, in addition to immediate termination of the Option, the Participant, upon a determination by the Committee, shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered such Shares, upon refund by the Company of the applicable option price.

Notwithstanding anything to the contrary in this Section 9(d), in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(e)      Date of Exercise.

(i)       In General. The date of exercise of an Option shall be the date on which notice of exercise is delivered to the Company, in the form and in such manner as provided by the Committee from time to time; provided, however, that the Company shall not be obligated to deliver any Shares pursuant to the exercise of an Option until the Participant shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise shall also comply with the requirements of Section 11.

(ii)     Automatic Exercise. Immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award Agreement, such Option shall be deemed automatically exercised, if such Option satisfies each of the following conditions:

(A)     such Option is covered by a then current registration statement or a Notification under Regulation A under the 1933 Act,

(B)     the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01, and

(C)     an Option subject to this Section 9(e)(ii) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant the number of Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the last reported sale price of such Shares on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Section 11) for such exercise; provided that, in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

(f)      Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by a Participant in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Section 9(f) shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options. In the event an Eligible Employee receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an Eligible Employee receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an Award Agreement, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

(g)      SARs.

(i)       SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 9.

(ii)     The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR. The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(iii)     Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(iv)     Automatic Exercise. Immediately before the time at which any SAR is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award Agreement, such SAR shall be deemed automatically exercised, if such SAR satisfies each of the following conditions:

(A)     such SAR is covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, and

(B)     the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the exercise price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.

(v)      All SARs that are attached to Non-Qualified Options (“tandem”) shall be subject to the same terms and restrictions as the Non-Qualified Option to which it is attached.

(h)       Dividends and Dividend Equivalents. No grant of Options or SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Award.

10.     Other Stock-Based Awards.

(a)      The Committee is authorized, subject to limitations under applicable law, to grant Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

(b)      The grant of Other Share-Based Awards may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Award; provided that such dividends, dividend equivalents or other distributions shall be subject to any performance or other vesting conditions that apply to the underlying Award, and Participants shall not be paid dividends or dividend equivalents or any other distributions with respect to any Other Share-Based Awards that have not vested.

11.     TAXES.

(a)      The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award, the occurrence of a Vesting Date with respect to any Award or the exercise of any Option. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(b)      In connection with the grant of any Award, the occurrence of a Vesting Date with respect to any Award, the exercise of any Option, or if, under the terms of an Award, a Participant’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Participant’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (i) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any Shares, or (ii) take any action that it deems necessary, in its discretion, to protect its interests with respect to tax liabilities or withholding obligations. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement. In addition, if the Committee grants Awards or amends any Award Agreement to permit any Award to be transferred during the life of the Participant, the Committee may include in such applicable Award Agreement such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon the vesting, settlement or exercise of such Award for federal, state or local income tax purposes.

(c)      Except as otherwise provided in this Section 11(c), any tax withholding obligations or liabilities incurred in connection with the grant of any Award, the occurrence of a Vesting Date applicable to an Award, the settlement of any Award or the exercise of any Option shall be satisfied by the Company’s withholding of a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Participant or any Award. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to elect one or more of the following:

(i)       To the extent permitted by applicable law, to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Participant certifies in writing to the Company at the time of such election that the Participant owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of the Shares to be withheld by the Company in payment of withholding taxes in excess of such minimum amount;

(ii)     To have Shares otherwise deliverable to the Participant after the application of the other provisions of this Section 11(c)(ii) redeemed by the Company for the Fair Market Value of such Shares on the date vesting, settlement, exercise or other time of delivery of Shares, as applicable, and have the cash proceeds of such redemption remitted by the Company to the Participant to facilitate one or more estimated tax payments to the Internal Revenue Service or other taxing authority for the taxable year in which such vesting, settlement, exercise or other delivery of Shares, as applicable, occurs; provided that the Participant certifies in writing to the Company at the time of such election that the Participant owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of such Shares to be redeemed by the Company; and

(iii)     To pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant, Vesting Date, settlement or exercise, as applicable.

In all cases, the Shares so withheld or redeemed by the Company, as applicable, shall have a Fair Market Value that does not exceed the amount of taxes to be withheld or remitted via estimated tax payments minus the cash payment, if any, made by the Participant. To the extent permitted by the Committee in its discretion, any election pursuant to Sections 11(c)(i)-(iii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to Sections 11(c)(i)-(iii) may be made only by a Participant or, in the event of the Participant’s death, by the Participant’s legal representative. Shares withheld or redeemed, as applicable, pursuant to Sections 11(c)(i)-(iii) shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to Sections 11(c)(i)-(iii) as it deems appropriate.

(d)      Except as otherwise provided in this Section 11(d), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan (other than an Incentive Stock Option that is subject to the automatic exercise provisions described in Section 9(e)(ii)), shall be satisfied by the Participant’s payment to the Company in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit a Participant to elect to have the Company withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law. Any tax liabilities incurred in connection with the automatic exercise of an Incentive Stock Option that is subject to the automatic exercise provisions described in Section 9(e)(ii) shall be satisfied by the Company’s withholding of a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law. Any election pursuant to this Section 11(d) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 11(d) may be made only by a Participant or, in the event of the death, by the Participant’s legal representative. Shares withheld pursuant to this Section 11(d) shall not continue to be available for subsequent grants under the Plan. The

Committee may add such other requirements and limitations regarding elections pursuant to this Section 11(d) as it deems appropriate.

(e)      Interpretation. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

12.     CHANGES IN CAPITALIZATION. In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to the requirements of Section 409A of the Code and applicable law, appropriately and equitably adjust so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(a)      the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the limits specified in Sections 4(a) and 4(b);

(b)      the number and type of Shares (or other securities) subject to outstanding Awards;

(c)      the option price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and the amounts payable pursuant to any SARs; and

(d)      the terms and conditions of any outstanding Awards, including any applicable performance conditions applicable to any Awards.

The Committee shall have authority to determine the adjustments to be made under this Section 12 and any such determination by the Committee shall be final, binding and conclusive. Following any such adjustment under this Section 12, any reference to the term “Shares” or option price, as applicable, in the Plan and in any applicable Award Agreement shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Section 12.

13.     CHANGE IN CONTROL. In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(a)      continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(b)      substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(c)      acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by a Participating Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s applicable employment, severance, consulting or similar agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(d)      in the case of an Award subject to performance-related vesting conditions, determination of the level of attainment of the applicable performance condition(s); and

(e)      cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

14.     REPAYMENT. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising therefrom) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including, without limitation, any policy adopted to comply with Rule 10D-1 of the 1934 Act or any related stock exchange rules), and the Committee may, to the extent permitted or shall, to the extent required, by applicable law and stock exchange rules or by any applicable Company policy or arrangement, cancel or require reimbursement of such Award or any Shares issued or cash received upon vesting, exercise or settlement of the Award or sale of Shares underlying the Award. In addition, to the extent that the receipt of an Award subject to repayment under this Section 14 has been deferred (including pursuant to any other plan, program or arrangement that permits the deferral of receipt of an Award) such Award (and any earnings credited with respect thereto) shall be forfeited in lieu of repayment.

15.     Securities Law. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act. Such conditions may include:

(a)      the delivery by the Participant of an investment representation to the Company in connection with the occurrence of a Vesting Date (in the case of Restricted Stock and Restricted Stock Units) or exercise (in the case of an Option) occurring with respect to Shares subject to such Award; and

(b)      the execution of an agreement by the Participant to refrain from selling or otherwise disposing of the Shares received upon the vesting, settlement or exercise, as applicable, of such Award for a specified period of time or on specified terms.

(c)      With respect to Options, to the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Participant’s acknowledgment in form and substance satisfactory to the Committee that:

(i)    the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act);

(ii)    the Participant has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Participant any exemption from such registration;

(iii)     the book entry recordkeeping system maintained by the Company evidencing the Shares may bear a restrictive legend; and

(iv)    the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

(d)      Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an applicable Award Agreement to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the settlement of Restricted Stock Units or the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer the settlement of any Restricted Stock Units and/or exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

16.     AMENDMENT AND TERMINATION.

(a)      Termination or Amendment of the Plan. Except to the extent prohibited by applicable law or otherwise expressly provided in the Plan or an Award Agreement, the Committee may amend, alter, or suspend, and the Board may discontinue or terminate, the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 12 and Section 13, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 14. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)      Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that, subject to Section 12 and Section 13, no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Award, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 14. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 12) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c)      No Repricing of Options and SARs. Notwithstanding any provision in the Plan to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Company’s shareholders, reduce the option or exercise price of any issued and outstanding Option or SAR granted under the Plan, including through cancellation and regrant or any other method (including the repurchase of an Option or SAR that is “out of the money” in exchange for an Option, SAR, cash and/or other property), at any time during the term of such Option or SAR (other than by adjustment pursuant to Section 12). This Section 16(c) may not be repealed, modified or amended without the prior approval of the Company’s shareholders.

17.     MISCELLANEOUS.

(a)      No Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time grant that does not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)      The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award a under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement and the Plan.

(c)      No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(d)      Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)      If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f)      Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the

Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)     Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

18.    SECTION 409A OF THE CODE. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Treasury Regulations § 1.409A-2(b)(2)(iii)), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Treasury Regulations § 1.409A-3(e)), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any applicable Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

19.    TERM OF PLAN. The Plan shall become effective on the Effective Date and shall expire on the tenth anniversary of the Effective Date, unless sooner terminated by the Committee.

20.    GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.